Exhibit 99.1

Pennant Reports Fourth Quarter and Full Year 2021 Results

Conference Call and Webcast scheduled for tomorrow, March 1, 2022 at 10:00 am MT

EAGLE, Idaho – February 28, 2022 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the fourth quarter and fiscal year 2021, reporting GAAP diluted earnings per share of $0.09 and $(0.08) for the full year ended December 31, 2021 and the fourth quarter, respectively. Pennant also reported adjusted diluted earnings per share of $0.46 for the year and $0.07 for the quarter(1).

Full Year and Quarter Highlights

▪Total revenue was $439.7 million for the fiscal year 2021, an increase of $48.7 million or 12.5% over the prior year, and total revenue for the quarter was $111.8 million, an increase of $3.8 million or 3.5% over the prior year quarter;

▪Net income/(loss) for the full year and fourth quarter was $2.7 million and $(2.1) million, respectively, which includes a $2.6 million impairment incurred in the fourth quarter related to the recently-announced transfer of five senior living communities discussed in more detail below; adjusted EBITDA for the full year and fourth quarter was $26.4 million and $5.0 million, respectively; and adjusted EBITDAR for the full year and fourth quarter was $66.9 million and $15.3 million, respectively;

▪Home Health and Hospice Services segment revenue for the full year was $309.6 million, an increase of $55.9 million or 22.0% over the prior year, and segment revenue for the fourth quarter was $77.9 million, an increase of $3.3 million or 4.5% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDAR from operations(2) was $55.6 million for the year, an increase of $6.1 million or 12.3% over the prior year, and segment adjusted EBITDAR from operations was $12.4 million for the quarter, a decrease of $2.4 million or 16.1% over the prior year quarter;

▪Total home health admissions for the full year and fourth quarter increased 40.1% and 9.0%, respectively, over the prior comparable periods, and total Medicare home health admissions for the full year increased 33.8%, while total Medicare home health admissions for the fourth quarter decreased 1.1%, both over the prior comparable periods;

▪Hospice average daily census for the full year was 2,291, an increase of 10.0% over the prior year, and hospice average daily census for the fourth quarter was 2,256, a decrease of 2.3% compared to the prior year quarter;

▪Senior Living Services segment revenue for full year was $130.1 million, segment revenue for the fourth quarter was $33.9 million, an increase of $0.5 million or 1.4% over the prior year quarter, and segment adjusted EBITDAR from operations(2) for the full year and fourth quarter was $37.5 million and $9.8 million, respectively; and

▪Senior living average occupancy for the full year and fourth quarter was 72.7% and 72.4%, respectively, and average monthly revenue per occupied unit for the full year and fourth quarter was $3,207 and $3,291, respectively.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	Segment Adjusted EBITDAR from Operations is defined and outlined in Note 6 on Form 10-K and is the segment GAAP measure of profit and loss.

Operating Results

“Overall, our fourth quarter results were lower than we anticipated as we navigated through another surge of COVID-19, and our efforts to fully mitigate these headwinds fell short of our expectations,” said Daniel Walker, Pennant’s Chief Executive Officer. “However, despite the headwinds faced throughout 2021, we produced record full year results in our home health and hospice segment, achieving double digit top and bottom line growth and quality clinical outcomes, while adding 11 agencies to our portfolio. Our senior living segment weathered three waves of COVID-19 surges in 2021 and is poised for a stronger 2022 with deeper leadership throughout the segment, stronger clusters and markets, better data and systems and indications of an improving operating environment. In the fourth quarter and since, we executed on the key initiatives we shared last quarter: we continue to focus our efforts on the most important opportunities in both segments, reinforce the core principles of our operating model, and ensure every team is operating at a high level without distractions. After a careful review of our portfolio, we’ve executed a one-time strategic repositioning of our senior living portfolio with our Ensign partners, representing an extension of the ongoing benefits of the Ensign Pennant Care Continuum to our organizations and to our patients, residents and employees; we’ve restructured our mobile physician services and home care ventures to better contain expenses while largely retaining the upside of each; and we’re consolidating our field and service center resources around key opportunities in our core businesses. The track record of strong results in our home health and hospice segment and the momentum building in our senior living segment give us confidence in our ability to achieve better financial, clinical and cultural results in 2022.”

Brent Guerisoli, Pennant’s President, commented, “We are pleased with the strong clinical and financial results of our home health and hospice business in the fourth quarter. For the full year 2021, segment revenue grew 22.0% over 2020 to $309.6 million, and segment adjusted EBITDA grew 10.9% over 2020 to $51.0 million. In the fourth quarter, our home health agencies grew total admissions 0.8% over the third quarter 2021 and 9.0% over the prior year quarter, despite ongoing elevated levels of quarantined staff as a result of the Omicron variant of COVID-19. Our clinical quality scores continue to shine and are evidence that our relentless focus on providing life-changing patient care is yielding strong results across many quality measures. On the hospice side, our results were impacted by a decline in our average daily census, largely the result of slightly fewer admissions as well as a higher mix of referrals from more acute settings that tend to have a lower average length of stay. This softness was somewhat attributable to the effects of higher COVID-19 cases in the quarter, which continued into the first quarter. However, as we focus on meeting the needs of our local healthcare communities, we are strengthening relationships with new and existing key partners, which we are confident will accelerate our ability to grow census and produce stronger results as operating conditions continue to improve.”

“Our senior living segment continues its recovery, having experienced another surge of COVID-19 cases that impacted our staffing and census in the quarter as it has throughout 2021,” said Mr. Guerisoli. “While the effects of this most recent wave will spill-over into the first quarter, in the fourth quarter and since we made significant progress in building a stronger leadership foundation, developing market and cluster leaders, expanding our marketing and sales expertise by elevating and recruiting talented professionals and equipping them with better data analytics and tools, and driving rigorous accountability around the key focus areas that will accelerate our ongoing turnaround in the segment. In the fourth quarter, these efforts contributed to segment revenue growth of $0.5 million, or 1.4%, over the prior year quarter, despite occupancy declining by 310 basis points during the same period. We achieved a 3.9% increase in our average revenue per occupied room as a result of modest rent and care rate increases rolled out in the fourth quarter. As we look at the opportunities we have in 2022 and beyond, there is significant potential to drive further revenue growth across our portfolio on the back of both occupancy and rate improvements, and so far in the first quarter we are seeing occupancy grow sequentially as our local leaders continue to win the trust of new residents and their families. At the same time, with developing leadership teams, better data and systems, and accountability around our core opportunities, we know we can drive improved segment earnings if we execute with operational excellence.”

Following year-end, the Company announced a series of strategic transactions to reposition its senior living segment for stronger results. The Company agreed to transfer the operations of five campus-based senior living communities to affiliates of The Ensign Group, Inc., which transaction is expected to close in March and April of 2021. In addition, the Company entered into a letter of intent to operate a high-quality senior living asset in a key market, which is expected to close in the second quarter of 2022. “The combination of these strategic transactions immediately sets our senior living business on a path to achieve better results in 2022 while establishing an avenue for future expansion as we continue to build a strong operational foundation. The five communities we are transferring to Ensign affiliates share a campus setting with skilled nursing facilities operated by Ensign subsidiaries. This one-time reconstitution is the result of an ongoing strategic review of the senior living operations we maintained when we spun from Ensign and represents just one instance of the many benefits the Ensign Pennant Care Continuum brings our organization, in addition to benefits it provides our patients through improved care coordination, staffing and quality outcomes. This win-win transaction benefits both organizations and, most importantly, should benefit the residents and caregivers as each campus and the dynamic services provided therein are brought together under a single operation. Our retooled portfolio allows our growing senior living talent to concentrate our resources on a tighter portfolio of predominantly stand-alone communities in core markets and immediately improves our segment earnings,” said Derek Bunker, Pennant’s Chief Investment Officer.

“As we comprehensively assessed our portfolio to limit distractions and focus on our core opportunities, we also integrated our mobile physician services teams into our home health agencies to provide physician services to our healthcare partners at significantly reduced costs, and we restructured several of our home care agencies to narrow our focus while maintaining upside. These actions and many others aimed at leveraging our efforts around the most important opportunities position both segments with more strength and focus going into 2022,” continued Mr. Bunker. “At the same time, our pipeline of potential home health and hospice acquisitions is expanding. We continue to find exciting opportunities to add quality home health and hospice agencies to the Pennant family and look forward to reporting more activity on this front as the year progresses. Our recently acquired agencies are developing strength as they continue maturing within our portfolio and, while there is still significant opportunity in these operations for organic growth for many years to come, we are excited to invest in additional agencies throughout this year.”

Jennifer Freeman, Pennant's Chief Financial Officer, reported that the Company ended the fourth quarter with strong liquidity, noting $5.2 million of cash on hand and $92.3 million of availability on its revolving line of credit. Ms. Freeman reported that the Company had a net debt-to-adjusted EBITDA ratio of 1.75x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 5.58x as of December 31, 2021. “Our cash position and liquidity remain strong despite the challenges of the full year and fourth quarter. As the recoupment of the Medicare advance payments winds down over the next several months, we look forward to improved cash flow and deploying our dry powder toward further growth across the organization,” said Ms. Freeman. Noting that the Company is now subject to Sarbanes-Oxley compliance, Ms. Freeman added, “I am grateful for the thoroughness, tireless effort and conscientiousness of our finance and accounting team to work together with leaders throughout our organization to establish and maintain required internal controls at a high level, all while they provide support to and accelerate the results of our partners in the field.”

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-K for the twelve months ended December 31, 2021, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

2022 Guidance

As a result of the impact of the recently announced strategic senior living transactions and with better insight into the operating landscape following the fourth quarter 2021, the Company provided revised fiscal year 2022 guidance.

Total revenue is anticipated to be in the range of $450.0 million to $460.0 million, the midpoint of which represents an increase of 7.5% over our full year 2021 revenue results if it had been adjusted for the disposition of the five senior living communities. Adjusted earnings per share is anticipated to be in the range of $0.60 to $0.72 per diluted share, the midpoint of which represents an increase of 43.5% over our full year 2021 adjusted earnings per share results.

The Company’s 2022 annual guidance is based on diluted weighted average shares outstanding of approximately 31.2 million and a 26.1% effective tax rate. The guidance assumes, among other things, anticipated reimbursement rate adjustments, no unannounced acquisitions, and the lingering effects of COVID-19. It excludes costs at start-up operations, share-based compensation, acquisition-related costs, assets held for sale, and losses of disposed operations.

Commenting on full year 2022 guidance, Ms. Freeman stated, “We are providing revised 2022 annual guidance based on the impact of the disposition of five senior living communities, our read of the current operating environment and considering the headwinds that arose during the fourth quarter, which we see lingering into the first quarter of 2022. While census, staffing and other operating challenges will likely persist for the foreseeable future and may continue to cause short-term chop in our first half results, we are confident leaders across our organization are stronger and more capable of confronting these headwinds than ever before. Our revised guidance reflects confidence that the measures we are taking to emphasize the core opportunities across both segments and reinforce the principles of our unique operating model will lead to improvement in our recently-acquired home health and hospice agencies, continued strength in our same store operations, and healthier performance in our senior living business. We are excited for 2022 and our return to the kind of steady growth we experienced in our history and we know is achievable by executing on our playbook.”

Conference Call

A live webcast will be held tomorrow, March 1, 2022 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s full year and fourth quarter 2021 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, March 25, 2022.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 88 home health and hospice agencies and 54 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenue	$111,765	$107,967	$439,694	$390,953

Expense:
Cost of services	93,185	83,040	353,093	296,874
Rent—cost of services	10,408	9,997	40,863	39,191
General and administrative expense	9,122	9,597	36,259	31,296
Depreciation and amortization	1,239	1,241	4,784	4,675
Total expenses	113,954	103,875	434,999	372,036
Income from operations	(2,189)	4,092	4,695	18,917
Other income (expense):
Other (expense) income	—	—	(24)	225
Interest expense, net	(597)	(343)	(1,941)	(1,239)
Other income (expense), net	(597)	(343)	(1,965)	(1,014)
Income before provision for income taxes	(2,786)	3,749	2,730	17,903
Provision for income taxes	(431)	(80)	582	2,350
Net income	(2,355)	3,829	2,148	15,553
Less: net (loss)/ income attributable to noncontrolling interest	(206)	(191)	(548)	(191)
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$(2,149)	$4,020	$2,696	$15,744
Earnings per common share:
Basic	$(0.08)	$0.14	$0.09	$0.56
Diluted	$(0.08)	$0.13	$0.09	$0.52
Weighted average common shares outstanding:
Basic	28,530	28,214	28,406	28,029
Diluted	28,530	30,738	30,642	30,228

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$5,190	$43
Accounts receivable—less allowance for doubtful accounts of $902 and $643, respectively	53,940	47,221
Prepaid expenses and other current assets	16,711	12,335
Total current assets	75,841	59,599
Property and equipment, net	16,788	17,884
Operating lease right-of-use assets	300,997	308,650
Escrow deposits	—	525
Deferred tax assets	3,848	2,097
Restricted and other assets	4,828	4,289
Goodwill	74,265	66,444
Other indefinite-lived intangibles	53,730	47,488
Total assets	$530,297	$506,976
Liabilities and equity
Current liabilities:
Accounts payable	$10,553	$9,761
Accrued wages and related liabilities	23,480	26,873
Operating lease liabilities—current	16,118	14,106
Other accrued liabilities	21,484	38,275
Total current liabilities	71,635	89,015
Operating lease liabilities—long-term	287,753	296,615
Other long-term liabilities	5,293	11,897
Long-term debt, net	51,372	8,277
Total liabilities	416,053	405,804
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 28,826 and 28,499 shares issued and outstanding at December 31, 2021, respectively, and 28,696 and 28,243 shares issued and outstanding at December 31, 2020, respectively	28	28
Additional paid-in capital	95,595	84,671
Retained earnings	14,641	11,945
Treasury stock, at cost, 3 shares at December 31, 2021 and 2020	(65)	(65)
Total Pennant Group, Inc. stockholders' equity	110,199	96,579
Noncontrolling interest	4,045	4,593
Total equity	114,244	101,172
Total liabilities and equity	$530,297	$506,976

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Year Ended December 31,
	2021	2020

Net cash (used in) provided by operating activities	$(18,223)	$50,204
Net cash used in investing activities	(20,120)	(41,616)
Net cash provided by (used in) financing activities	43,490	(8,947)
Net increase in cash	5,147	(359)
Cash at beginning of period	43	402
Cash at end of period	$5,190	$43

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$33,786	30.3%	$30,837	28.5%
Hospice	38,791	34.7	37,572	34.8
Home care and other(a)	5,278	4.7	6,125	5.7
Total home health and hospice services	77,855	69.7	74,534	69.0
Senior living services	33,910	30.3	33,433	31.0
Total revenue	$111,765	100.0%	$107,967	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Year Ended December 31,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$136,505	31.0%	$98,267	25.1%
Hospice	151,612	34.5	134,075	34.3
Home care and other(a)	21,453	4.9	21,317	5.5
Total home health and hospice services	309,570	70.4	253,659	64.9
Senior living services	130,124	29.6	137,294	35.1
Total revenue	$439,694	100.0%	$390,953	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended December 31,
	2021	2020	Change	% Change
Total agency results:
Home health and hospice revenue	$111,765	$107,967	3,798	3.5%

Home health services:
Total home health admissions	9,286	8,522	764	9.0%
Total Medicare home health admissions	4,241	4,288	(47)	(1.1)%
Average Medicare revenue per 60-day completed episode(a)	$3,425	$3,372	$53	1.6%
Hospice services:
Total hospice admissions	2,193	2,423	(230)	(9.5)%
Average daily census	2,256	2,308	(52)	(2.3)%
Hospice Medicare revenue per day	$176	$171	$5	2.9%

	Three Months Ended December 31,
	2021	2020	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$59,892	$54,844	$5,048	9.2%

Home health services:
Total home health admissions	6,322	6,039	283	4.7%
Total Medicare home health admissions	2,914	3,016	(102)	(3.4)%
Average Medicare revenue per 60-day completed episode(a)	$3,469	$3,391	$78	2.3%
Hospice services:
Total hospice admissions	1,784	1,782	2	0.1%
Average daily census	1,889	1,687	202	12.0%
Hospice Medicare revenue per day	$172	$172	$—	—%

	Three Months Ended December 31,
	2021	2020	Change	% Change
New agency(c) results:
Home health and hospice revenue	$17,963	$19,690	$(1,727)	(8.8)%

Home health services:
Total home health admissions	2,964	2,483	481	19.4%
Total Medicare home health admissions	1,327	1,272	55	4.3%
Average Medicare revenue per 60-day completed episode(a)	$3,285	$3,025	$260	8.6%
Hospice services:
Total hospice admissions	409	641	(232)	(36.2)%
Average daily census	366	615	(249)	(40.5)%
Hospice Medicare revenue per day	$198	$170	$28	16.5%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all facilities purchased or licensed prior to January 1, 2020.
(c)	New agency results represent all agencies acquired subsequent to January 1, 2020 and all startup operations that have a start date or license date subsequent to January 1, 2020.

	Year Ended December 31,
	2021	2020	Change	% Change
Total agency results:
Home health and hospice revenue	$309,570	$253,659	$55,911	22.0%

Home health services:
Total home health admissions	37,366	26,670	10,696	40.1%
Total Medicare home health admissions	17,356	12,974	4,382	33.8%
Average Medicare revenue per 60-day completed episode(a)	$3,405	$3,290	$115	3.5%
Hospice services:
Total hospice admissions	8,613	8,186	427	5.2%
Average daily census	2,291	2,083	208	10.0%
Hospice Medicare revenue per day	$174	$166	$8	4.8%

	Year Ended December 31,
	2021	2020	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$245,133	$207,593	$37,540	18.1%

Home health services:
Total home health admissions	25,896	21,898	3,998	18.3%
Total Medicare home health admissions	12,243	10,575	1,668	15.8%
Average Medicare revenue per 60-day completed episode(a)	$3,446	$3,331	$115	3.5%
Hospice services:
Total hospice admissions	7,289	6,196	1,093	17.6%
Average daily census	1,983	1,617	366	22.6%
Hospice Medicare revenue per day	$171	$167	$4	2.5%

	Year Ended December 31,
	2021	2020	Change	% Change
New agency(c) results:
Home health and hospice revenue	$64,437	$46,066	$18,371	39.9%

Home health services:
Total home health admissions	11,470	4,772	6,698	140.4%
Total Medicare home health admissions	5,113	2,399	2,714	113.1%
Average Medicare revenue per 60-day completed episode(a)	$3,278	$3,066	$212	6.9%
Hospice services:
Total hospice admissions	1,324	1,990	(666)	(33.5)%
Average daily census	309	452	(143)	(31.6)%
Hospice Medicare revenue per day	$189	$170	$19	11.2%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all facilities purchased or licensed prior to January 1, 2020.
(c)	New agency results represent all agencies acquired subsequent to January 1, 2020 and all startup operations that have a start date or license date subsequent to January 1, 2020.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Occupancy	72.4%	75.5%	72.7%	77.7%
Average monthly revenue per occupied unit	$3,291	$3,166	$3,207	$3,188

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$53,962	48.3%	$53,181	49.3%
Medicaid	15,923	14.2	14,248	13.2
Subtotal	69,885	62.5	67,429	62.5
Managed Care	12,536	11.2	10,169	9.4
Private and Other(a)	29,344	26.3	30,369	28.1
Total revenue	$111,765	100.0%	$107,967	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Year Ended December 31,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$216,788	49.3%	$178,272	45.6%
Medicaid	58,355	13.3	56,887	14.5
Subtotal	275,143	62.6	235,159	60.1
Managed Care	49,363	11.2	33,118	8.5
Private and Other(a)	115,188	26.2	122,676	31.4
Total revenue	$439,694	100.0%	$390,953	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net income attributable to The Pennant Group, Inc.	$(2,149)	$4,020	$2,696	$15,744
Add: Net loss attributable to noncontrolling interest	(206)	(191)	(548)	(191)
Net income	(2,355)	3,829	2,148	15,553

Non-GAAP adjustments
Costs at start-up operations(a)	170	487	1,470	2,010
Share-based compensation expense(b)	2,557	2,318	10,040	8,335
Acquisition related costs(c)	7	99	80	99
Transition services costs(d)	183	752	2,008	2,282
Net COVID-19 related costs(e)	—	(406)	—	447
Impairment of long-lived assets(f)	2,835	—	2,835	—
Provision for income taxes on Non-GAAP adjustments(g)	(1,245)	(1,763)	(4,573)	(5,543)
Non-GAAP net income	$2,152	$5,316	$14,008	$23,183

Dilutive Earnings Per Share As Reported
Net Income	$(0.08)	$0.13	$0.09	$0.52
Average number of shares outstanding	28,530	30,738	30,642	30,228

Adjusted Diluted Earnings Per Share
Net Income	$0.07	$0.17	$0.46	$0.77
Average number of shares outstanding	30,319	30,738	30,642	30,228

(a)	Represents results related to start-up operations.
		Three Months Ended December 31,		Year Ended December 31,
		2021	2020	2021	2020
	Revenue	$(2,366)	$(5,241)	$(14,320)	$(6,813)
	Cost of services	2,420	5,606	15,365	8,600
	Rent	100	126	396	223
	Depreciation	16	(4)	29	—
	Total Non-GAAP adjustment	$170	$487	$1,470	$2,010

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended December 31,		Year Ended December 31,
		2021	2020	2021	2020
	Cost of services	$584	$379	$2,077	$1,113
	General and administrative	1,973	1,939	7,963	7,222
	Total Non-GAAP adjustment	$2,557	$2,318	$10,040	$8,335

(c)	Represents costs incurred to acquire an operation that are not capitalizable.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

(d)
A portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services Agreement, net of the Company’s payroll reimbursement, were $683 and $1,098 for the three months ended December 31, 2021 and 2020, and $3,124 and $5,536 for the years ended December 31, 2021 and 2020, respectively.

		Three Months Ended December 31,		Year Ended December 31,
		2021	2020	2021	2020
	General and administrative	$183	$435	$2,008	$1,181
	Depreciation and amortization(1)	—	317	—	1,101
	Total Non-GAAP adjustment	$183	$752	$2,008	$2,282

	(1)	Consists of depreciation and amortization on IT hardware and software acquired to build infrastructure in anticipation of our transition from Ensign's IT infrastructure.

(e)
Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief was extended through December 31, 2021. Sequestration relief was $870 and $3,555 for the three months and year ended December 31, 2021, respectively.

The 2020 amounts represent incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,090 and $2,765 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for three months and year ended December 31, 2020, respectively.

		Three Months Ended June 30,		Year Ended December 31,
		2021	2020	2021	2020
	Increased Medicare Reimbursements	$—	$(1,090)	$—	$(2,765)
	Cost of services	—	680	—	3,176
	General and administrative	—	4	—	36
	Total Non-GAAP adjustment	$—	$(406)	$—	$447

(f)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”). The closing of the Transaction is anticipated to occur in the first half of 2022. The Company impaired certain leasehold improvements included in property and equipment primarily related to the operations included in the transaction with Ensign.

(g)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 26.9% and 25.4% for the years ended December 31, 2021 and 2020, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Consolidated net income	$(2,355)	$3,829	$2,148	$15,553
Less: Net loss attributable to noncontrolling interest	(206)	(191)	(548)	(191)
Add: Provision for income taxes (benefit)	(431)	(80)	582	2,350
Net interest expense	597	343	1,941	1,239
Depreciation and amortization	1,239	1,241	4,784	4,675
Consolidated EBITDA	(744)	5,524	10,003	24,008
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	54	365	1,045	1,787
Share-based compensation expense(b)	2,557	2,318	10,040	8,335
Acquisition related costs(c)	7	99	80	99
Transition services costs(d)	183	435	2,008	1,181
Net COVID-19 related costs and supplies(e)	—	(406)	—	447
Impairment of long-lived assets(f)	2,835	—	2,835	—
Rent related to item (a) above	100	126	396	223
Consolidated Adjusted EBITDA	4,992	8,461	26,407	36,080
Rent—cost of services	10,408	9,997	40,863	39,191
Rent related to item (a) above	(100)	(126)	(396)	(223)
Adjusted rent—cost of services	10,308	9,871	40,467	38,968
Consolidated Adjusted EBITDAR	$15,300		$66,874

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)	Acquisition related costs that are not capitalizable.
(d)	A portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services Agreement, net of the Company’s payroll reimbursement, were $683 and $1,098 for the three months ended December 31, 2021 and 2020, and $3,124 and $5,536 for the years ended December 31, 2021 and 2020, respectively.
(e)	Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief was extended through December 31, 2021. Sequestration relief was $870 and $3,555 for the three months and year ended December 31, 2021, respectively.

The 2020 amounts represent incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,090 and $2,765 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for three months and year ended December 31, 2020, respectively.
(f)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”). The closing of the Transaction is anticipated to occur in the first half of 2022. The Company impaired certain leasehold improvements included in property and equipment primarily related to the operations included in the transaction with Ensign.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The following tables present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended December 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended December 31, 2021
Revenue	$77,855	$33,910	$—	$111,765
Segment Adjusted EBITDAR from Operations	$12,434	$9,825	$(6,959)	$15,300
Three Months Ended December 31, 2020
Revenue	$74,534	$33,433	$—	$107,967
Segment Adjusted EBITDAR from Operations	$14,820	$10,636	$(7,124)	$18,332

	Year Ended December 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Year Ended December 31, 2021
Revenue	$309,570	$130,124	$—	$439,694
Segment Adjusted EBITDAR from Operations	$55,565	$37,517	$(26,208)	$66,874
Year Ended December 31, 2020
Revenue	$253,659	$137,294	$—	$390,953
Segment Adjusted EBITDAR from Operations	$49,501	$48,309	$(22,762)	$75,048

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Segment Adjusted EBITDAR from Operations(a)	$15,300	$18,332	$66,874	$75,048
Less: Depreciation and amortization	1,239	1,241	4,784	4,675
Rent—cost of services	10,408	9,997	40,863	39,191
Other Income	—	—	(24)	225
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	54	365	1,045	1,787
Share-based compensation expense (c)	2,557	2,318	10,040	8,335
Acquisition related costs (d)	7	99	80	99
Transition services costs(e)	183	435	2,008	1,181
Net COVID-19 related costs (f)	—	(406)	—	447
Impairment of long-lived assets(g)	2,835	—	2,835	—
Add: Net loss attributable to noncontrolling interest	(206)	(191)	(548)	(191)
Consolidated Income from Operations	$(2,189)	$4,092	$4,695	$18,917

(a)	Segment Adjusted EBITDAR from Operations is net income/ (loss) attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) Spin-Off transaction costs, (5) redundant and nonrecurring costs associated with the transition services agreement, (6) net income/ (loss) attributable to noncontrolling interest, (7) net COVID-19 related costs and (8) impairment of long-lived assets. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)	Acquisition related costs that are not capitalizable.
(e)	A portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services Agreement, net of the Company’s payroll reimbursement, were $683 and $1,098 for the three months ended December 31, 2021 and 2020, and $3,124 and $5,536 for the years ended December 31, 2021 and 2020, respectively.
(f)	Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief was extended through December 31, 2021. Sequestration relief was $870 and $3,555 for the three months and year ended December 31, 2021, respectively.

The 2020 amounts represent incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,090 and $2,765 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for three months and year ended December 31, 2020, respectively.
(g)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”). The closing of the Transaction is anticipated to occur in the first half of 2022. The Company impaired certain leasehold improvements included in property and equipment primarily related to the operations included in the transaction with Ensign.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended December 31,
	Home Health and Hospice		Senior Living
	2021	2020	2021	2020

Segment Adjusted EBITDAR from Operations	$12,434	$14,820	$9,825	$10,636
Less: Rent—cost of services	1,295	1,059	9,113	8,938
Rent related to start-up operations	(70)	(96)	(30)	(30)
Segment Adjusted EBITDA from Operations	$11,209	$13,857	$742	$1,728

	Year Ended December 31,
	Home Health and Hospice		Senior Living
	2021	2020	2021	2020

Segment Adjusted EBITDAR from Operations	$55,565	$49,501	$37,517	$48,309
Less: Rent—cost of services	4,906	3,629	35,957	35,562
Rent related to start-up operations	(386)	(143)	(10)	(80)
Segment Adjusted EBITDA from Operations	$51,045	$46,015	$1,570	$12,827

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs, (f) redundant or non-recurring transition services costs, (g) incremental costs due to COVID-19 response net of 2% Medicare reimbursement increase for sequestration holiday, and (h) impairment of long-lived assets. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) redundant or non-recurring transition services costs, (i) net income attributable to noncontrolling interest, (j) net COVID-19 related costs, and (k) impairment of long-lived assets. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.